UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

GREY WOLF, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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M E M O R A N D U M

To:	All Grey Wolf Employees	DATE: August 25, 2008

FROM:	Tom Richards

RE:	Proposed Merger of Grey Wolf and Precision Drilling
I am pleased to announce that the Board of Directors of Grey Wolf, Inc. (“Grey Wolf”) and the Board of Trustees of Precision Drilling Trust (“Precision”) approved a definitive merger agreement pursuant to which Precision will acquire Grey Wolf. The merger is subject to customary conditions, including approval by our shareholders and regulatory agencies. We anticipate a special meeting of shareholders to be held before the end of 2008.
Upon completion of the transaction, Precision will remain headquartered in Calgary, Alberta with its United States operations headquartered in Houston, Texas. Precision will maintain Grey Wolf’s principal offices and facilities and will offer attractive opportunities for all of Grey Wolf’s employees to have continued roles with the combined company. It is anticipated that the Grey Wolf name will continue to be used for a period of time.
The leadership team in the United States will be a combination of both companies’ management teams and led by David Crowley, currently Executive Vice President and Chief Operating Officer of Grey Wolf, who will be President of Precision’s US operations.
The transaction will create one of the largest land drillers in North America with a combined fleet of 371 drilling rigs. The combined company will also provide 229 service rigs, camp and catering, procurement, rig manufacturing and repair, snubbing, rentals, waste treatment and turnkey drilling business. The combined company will continue to focus on providing a safe work environment for all of its employees and will benefit through the sharing of best practices.
While we understand that this proposed merger will certainly be the subject of lots of conversation in the coming days, let’s all do our best to remain focused on delivering value to our customers and continue to work safely.

Cautionary Statements Regarding Forward-Looking Information and Statements
Statements about Grey Wolf’s and Precision’s outlook and all other statements in this new release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Grey Wolf’s and Precision’s control, which could cause actual results to differ materially from such statements. Forward looking information includes, but is not limited to, statements regarding the proposed merger, including expected combined financial and operating results; the expected amount and timing of operating synergies; and whether and when the transactions contemplated by the Merger Agreement will be consummated. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the failure to realize anticipated synergies; the result of the review of the proposed merger by various regulatory agencies and any conditions imposed in connection with consummation of the proposed merger; failure to receive the approval of the proposed merger by the shareholders of Grey Wolf and satisfaction of various other conditions to the closing of the merger contemplated by the Merger Agreement. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Grey Wolf’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Precision’s Annual Report on Form 40-F for the fiscal year ended December 31, 2007, and those set forth from time to time in Grey Wolf’s and Precision’s filings with the Securities and Exchange Commission, which are available through Grey Wolf’s and Precision’s websites at www.gwdrilling.com and www.precisiondrilling.com. Grey Wolf and Precision expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.
Additional Information and Where to Find It
In connection with the proposed merger, Precision will file a registration statement, which will include a proxy statement of Grey Wolf and other materials, with the Securities and Exchange Commission. PROSPECTIVE INVESTORS AND SECURITYHOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREY WOLF, PRECISION, PRECISION LOBOS CORPORATION, a wholly-owned subsidiary of Precision created as a special purpose vehicle, AND THE PROPOSED TRANSACTION. Prospective Investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about Grey Wolf and Precision, without charge, at the SEC’s web site at www.sec.gov, Precisions website www.precisiondrilling.com and Grey Wolf’s website www.gwdrilling.com. Copies of the registration statement and the proxy statement/prospectus and the SEC filings that will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Precision Drilling Trust, (403) 716-4500 or to Investor Relations, Grey Wolf, Inc., (713) 435-6100.
Participants in the Solicitation
Grey Wolf and Precision and their respective trustees, directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Grey Wolf’s shareholders in respect of the proposed merger. Information about the directors and executive officers of Grey Wolf and their ownership of Grey Wolf common stock can be found in Grey Wolf’s proxy statement for its 2008 annual meetings of stockholders as filed with the SEC on April 8, 2008. Information concerning directors and certain of executive officers of Precision is included in its Annual Report on Form 40-F on file with the SEC. Additional information about the interests of such persons in the solicitation of proxies in respect of the proposed merger will be included in the registration statement and the joint proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.